EXHIBIT 99.1

AutoZone 2nd Quarter Total Company Same Store Sales Increase 1.5%; Domestic Same Store Sales Increase 0.3%; EPS Increases to $28.89

MEMPHIS, Tenn., Feb. 27, 2024 (GLOBE NEWSWIRE) -- AutoZone, Inc. (NYSE: AZO) today reported net sales of $3.9 billion for its second quarter (12 weeks) ended February 10, 2024, an increase of 4.6% from the second quarter of fiscal 2023 (12 weeks). Same store sales, or sales for our domestic and international stores open at least one year, are as follows:

		Constant Currency		Constant Currency
	12 Weeks	12 Weeks*	24 Weeks	24 Weeks*

Domestic	0.3%	0.3%	0.8%	0.8%
International	23.9%	10.6%	24.5%	10.7%
Total Company	3.0%	1.5%	3.2%	1.8%
* Excludes impacts from fluctuations of foreign exchange rates.

For the quarter, gross profit, as a percentage of sales, was 53.9%, an increase of 160 basis points versus the prior year. The increase in gross margin was driven by higher merchandise margins and a 63 basis point ($24 million net) non-cash LIFO favorability, with the remaining leverage primarily from favorable supply chain costs. Operating expenses, as a percentage of sales, were 34.6% versus last year at 34.1%. Deleverage was primarily driven by domestic store payroll and investment in technology related initiatives.

Operating profit increased 10.9% to $743.2 million. Net income for the quarter increased 8.1% over the same period last year to $515.0 million, while diluted earnings per share increased 17.2% to $28.89.

Under its share repurchase program, AutoZone repurchased 84 thousand shares of its common stock at an average price per share of $2,676, for a total investment of $223.8 million. At the end of the second quarter, the Company had $2.1 billion remaining under its current share repurchase authorization.

The Company’s inventory increased 4.2% over the same period last year driven by new store growth. Net inventory, defined as merchandise inventories less accounts payable, on a per store basis, was negative $164 thousand versus negative $227 thousand last year and negative $197 thousand last quarter.

“I want to thank our AutoZoners for delivering solid earnings in our second fiscal quarter. Their commitment to delivering superior customer service again drove our very solid quarterly performance. While a difficult holiday comparison for both Christmas and New Year’s negatively impacted quarterly sales performance, we continue to be encouraged with our sales initiatives, and believe we are well positioned for future growth. Additionally, we are pleased with our international business as we delivered another quarter of double-digit growth. We remain committed to prudently investing capital in our business, and we will be steadfast in our long-term, disciplined approach to increasing operating earnings and cash flows while utilizing our balance sheet effectively,” said Phil Daniele, President and Chief Executive Officer.

During the quarter ended February 10, 2024, AutoZone opened 19 new stores and closed three in the U.S., opened six new stores in Mexico and four in Brazil for a total of 26 net new stores. As of February 10, 2024, the Company had 6,332 stores in the U.S., 751 in Mexico and 108 in Brazil for a total store count of 7,191.

AutoZone is the leading retailer and distributor of automotive replacement parts and accessories in the Americas. Each store carries an extensive product line for cars, sport utility vehicles, vans and light duty trucks, including new and remanufactured automotive hard parts, maintenance items, accessories, and non-automotive products. The majority of stores have a commercial sales program that provides commercial credit and prompt delivery of parts and other products to local, regional and national repair garages, dealers, service stations, fleet owners and other accounts. AutoZone also sells automotive hard parts, maintenance items, accessories and non-automotive products through www.autozone.com, and our commercial customers can make purchases through www.autozonepro.com. Additionally, we sell the ALLDATA brand of automotive diagnostic, repair, collision and shop management software through www.alldata.com. We also provide product information on our Duralast branded products through www.duralastparts.com. AutoZone does not derive revenue from automotive repair or installation services.

AutoZone will host a conference call this morning, Tuesday, February 27, 2024, beginning at 10:00 a.m. (ET) to discuss its second quarter results. This call is being web cast and can be accessed, along with supporting slides, at AutoZone’s website at www.autozone.com by clicking on Investor Relations. Investors may also listen to the call by dialing (888) 506-0062, passcode AUTOZONE. In addition, a telephone replay will be available by dialing (877) 481-4010, replay passcode 49727 through March 12, 2024.

This release includes certain financial information not derived in accordance with generally accepted accounting principles (“GAAP”). These non-GAAP measures include adjustments to reflect return on invested capital, adjusted debt and adjusted debt to EBITDAR. The Company believes that the presentation of these non-GAAP measures provides information that is useful to investors as it indicates more clearly the Company’s comparative year-to-year operating results, but this information should not be considered a substitute for any measures derived in accordance with GAAP. Management targets the Company’s capital structure in order to maintain its investment grade credit ratings. The Company believes this is important information for the management of its debt levels and share repurchases. We have included a reconciliation of this additional information to the most comparable GAAP measures in the accompanying reconciliation tables.

Certain statements contained herein constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically use words such as “believe,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy,” “seek,” “may,” “could” and similar expressions. These are based on assumptions and assessments made by our management in light of experience and perception of historical trends, current conditions, expected future developments and other factors that we believe to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties, including without limitation: product demand, due to changes in fuel prices, miles driven or otherwise; energy prices; weather, including extreme temperatures, natural disasters and general weather conditions; competition; credit market conditions; cash flows; access to available and feasible financing on favorable terms; future stock repurchases; the impact of recessionary conditions; consumer debt levels; changes in laws or regulations; risks associated with self-insurance; war and the prospect of war, including terrorist activity; the impact of public health issues; inflation, including wage inflation; the ability to hire, train and retain qualified employees including members of management and other key personnel; construction delays; failure or interruption of our information technology systems; issues relating to the confidentiality, integrity or availability of information, including due to cyber-attacks; historic growth rate sustainability; downgrade of our credit ratings; damage to our reputation; challenges associated with doing business in and expanding into international markets; origin and raw material costs of suppliers; inventory availability; disruption in our supply chain; impact of tariffs; impact of new accounting standards; our ability to execute our growth initiatives; and other business interruptions. Certain of these risks and uncertainties are discussed in more detail in the “Risk Factors” section contained in Item 1A under Part 1 of the Company’s Annual Report on Form 10-K for the year ended August 26, 2023, and these Risk Factors should be read carefully. Forward-looking statements are not guarantees of future performance and actual results, developments and business decisions may differ from those contemplated by such forward-looking statements. Events described above and in the “Risk Factors” could materially and adversely affect our business. However, it should be understood that it is not possible to identify or predict all such risks and other factors that could affect these forward-looking statements. Forward-looking statements speak only as of the date made. Except as required by applicable law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information:
Financial: Brian Campbell at (901) 495-7005, brian.campbell@autozone.com
Media: David McKinney at (901) 495-7951, david.mckinney@autozone.com

AutoZone's 2nd Quarter Highlights - Fiscal 2024

Condensed Consolidated Statements of Operations
2nd Quarter, FY2024
(in thousands, except per share data)
	GAAP Results
	12 Weeks Ended	12 Weeks Ended
	February 10, 2024	February 11, 2023

Net sales	$3,859,126	$3,690,982
Cost of sales	1,779,474	1,760,979
Gross profit	2,079,652	1,930,003
Operating, SG&A expenses	1,336,410	1,260,026
Operating profit (EBIT)	743,242	669,977
Interest expense, net	102,619	65,609
Income before taxes	640,623	604,368
Income tax expense	125,593	127,824
Net income	$515,030	$476,544
Net income per share:
Basic	$29.74	$25.48
Diluted	$28.89	$24.64
Weighted average shares outstanding:
Basic	17,319	18,705
Diluted	17,828	19,337

Year-To-Date 2nd Quarter, FY2024
(in thousands, except per share data)
	GAAP Results
	24 Weeks Ended	24 Weeks Ended
	February 10, 2024	February 11, 2023

Net sales	$8,049,403	$7,676,049
Cost of sales	3,755,735	3,751,424
Gross profit	4,293,668	3,924,625
Operating, SG&A expenses	2,701,822	2,531,615
Operating profit (EBIT)	1,591,846	1,393,010
Interest expense, net	194,004	123,332
Income before taxes	1,397,842	1,269,678
Income taxes	289,349	253,816
Net income	$1,108,493	$1,015,862
Net income per share:
Basic	$63.29	$53.87
Diluted	$61.48	$52.12
Weighted average shares outstanding:
Basic	17,514	18,856
Diluted	18,031	19,491

Selected Balance Sheet Information
(in thousands)
	February 10, 2024	February 11, 2023	August 26, 2023

Cash and cash equivalents	$304,096	$301,286	$277,054
Merchandise inventories	5,970,175	5,731,255	5,764,143
Current assets	7,157,056	6,794,805	6,779,426
Property and equipment, net	5,907,484	5,236,129	5,596,548
Operating lease right-of-use assets	2,999,294	2,943,844	2,998,097
Total assets	16,717,654	15,545,142	15,985,878
Accounts payable	7,149,882	7,321,551	7,201,281
Current liabilities	8,772,609	8,614,618	8,511,856
Operating lease liabilities, less current portion	2,901,636	2,854,227	2,917,046
Total debt	8,630,553	7,042,302	7,668,549
Stockholders' deficit	(4,837,321)	(4,184,170)	(4,349,894)
Working capital	(1,615,553)	(1,819,813)	(1,732,430)

AutoZone's 2nd Quarter Highlights - Fiscal 2024

Condensed Consolidated Statements of Operations

Adjusted Debt / EBITDAR
(in thousands, except adjusted debt to EBITDAR ratio)
	Trailing 4 Quarters
	February 10, 2024	February 11, 2023
Net income	$2,621,057	$2,418,476
Add: Interest expense	377,044	229,215
Income tax expense	674,721	634,803
EBIT	3,672,822	3,282,494

Add: Depreciation and amortization	519,805	465,905
Rent expense(1)	417,864	394,298
Share-based expense	96,669	82,253
EBITDAR	$4,707,160	$4,224,950

Debt	$8,630,553	$7,042,302
Financing lease liabilities	328,955	290,858
Add: Rent x 6(1)	2,507,184	2,365,788
Adjusted debt	$11,466,692	$9,698,948

Adjusted debt to EBITDAR	2.4	2.3

Adjusted Return on Invested Capital (ROIC)
(in thousands, except ROIC)
	Trailing 4 Quarters
	February 10, 2024	February 11, 2023
Net income	$2,621,057	$2,418,476
Adjustments:
Interest expense	377,044	229,215
Rent expense(1)	417,864	394,298
Tax effect(2)	(162,956)	(129,691)
Adjusted after-tax return	$3,253,009	$2,912,298

Average debt(3)	$7,853,082	$6,278,213
Average stockholders' deficit(3)	(4,577,327)	(3,617,143)
Add: Rent x 6(1)	2,507,184	2,365,788
Average financing lease liabilities(3)	295,494	294,337
Invested capital	$6,078,433	$5,321,195

Adjusted After-Tax ROIC	53.5%	54.7%

(1)The table below outlines the calculation of rent expense and reconciles rent expense to total lease cost, per ASC 842, the most directly comparable GAAP financial measure, for the trailing four quarters ended February 10, 2024 and February 11, 2023.

	Trailing 4 Quarters
(in thousands)	February 10, 2024	February 11, 2023
Total lease cost, per ASC 842	$546,195	$498,970
Less: Financing lease interest and amortization	(93,591)	(77,302)
Less: Variable operating lease components, related to insurance and common area maintenance	(34,740)	(27,370)
Rent expense	$417,864	$394,298

(2)Effective tax rate over the trailing four quarters ended February 10, 2024 and February 11, 2023 is 20.5% and 20.8%, respectively.
(3)All averages are computed based on trailing five quarter balances.

Other Selected Financial Information
(in thousands)
	February 10, 2024	February 11, 2023
Cumulative share repurchases ($ since fiscal 1998)	$35,540,758	$31,898,212
Remaining share repurchase authorization ($)	2,109,242	1,751,788

Cumulative share repurchases (shares since fiscal 1998)	154,696	153,273

Shares outstanding, end of quarter	17,312	18,467

	12 Weeks Ended February 10, 2024	12 Weeks Ended February 11, 2023	24 Weeks Ended February 10, 2024	24 Weeks Ended February 11, 2023

Depreciation and amortization	$124,968	$113,711	$245,192	$222,964

Cash flow from operations	434,127	354,474	1,264,386	1,148,061

Capital spending	255,379	144,837	490,807	259,234

AutoZone's 2nd Quarter Highlights - Fiscal 2024
Condensed Consolidated Statements of Operations
Selected Operating Highlights

Store Count & Square Footage

	12 Weeks Ended		12 Weeks Ended		24 Weeks Ended	24 Weeks Ended
	February 10, 2024		February 11, 2023		February 10, 2024	February 11, 2023
Domestic:
Beginning stores	6,316		6,196		6,300	6,168
Stores opened	19		30		36	58
Stores closed	(3)		-		(4)	-
Ending domestic stores	6,332		6,226		6,332	6,226

Relocated stores	3		1		3	4

Stores with commercial programs	5,823		5,500		5,823	5,500

Square footage (in thousands)	41,853		41,103		41,853	41,103

Mexico:
Beginning stores	745		706		740	703
Stores opened	6		1		11	4
Ending Mexico stores	751		707		751	707

Brazil:
Beginning stores	104		76		100	72
Stores opened	4		5		8	9
Ending Brazil stores	108		81		108	81

Total	7,191		7,014		7,191	7,014

Total Company stores opened, net	26		36		51	71

Square footage (in thousands)	48,240		46,982		48,240	46,982
Square footage per store	6,708		6,698		6,708	6,698

Sales Statistics
($ in thousands, except sales per average square foot)
	12 Weeks Ended		12 Weeks Ended		Trailing 4 Quarters	Trailing 4 Quarters
Total AutoZone Stores (Domestic, Mexico and Brazil)	February 10, 2024		February 11, 2023		February 10, 2024	February 11, 2023
Sales per average store	$527		$518		$2,465	$2,399
Sales per average square foot	$79		$77		$368	$359

Auto Parts (Domestic, Mexico and Brazil)
Total auto parts sales	$3,786,339		$3,623,110		$17,508,154	$16,590,483
% Increase vs. LY	4.5%		9.6%		5.5%	8.2%

Domestic Commercial
Total domestic commercial sales	$980,134		$954,584		$4,682,570	$4,475,546
% Increase vs. LY	2.7%		13.1%		4.6%	19.2%

Average sales per program per week	$14.1		$14.5		$15.9	$16.0
% Increase vs. LY	(2.8%)		7.4%		(0.6%)	14.3%

All Other, including ALLDATA
All other sales	$72,787		$67,872		$322,408	$299,144
% Increase vs. LY	7.2%		6.8%		7.8%	10.4%

	12 Weeks Ended		12 Weeks Ended		24 Weeks Ended	24 Weeks Ended
Same store sales(4)	February 10, 2024		February 11, 2023		February 10, 2024	February 11, 2023
Domestic	0.3%		5.3%		0.8%	5.5%
International	23.9%		30.6%		24.5%	27.1%
Total Company	3.0%		7.6%		3.2%	7.3%

International - Constant Currency	10.6%		21.1%		10.7%	21.0%
Total Company - Constant Currency	1.5%		6.7%		1.8%	6.8%

(4)Same store sales are based on sales for all stores open at least one year. Constant Currency same store sales exclude the impact of fluctuations of foreign currency exchange rates by converting both the current year and prior year international results at the prior year foreign currency exchange rate.

Inventory Statistics (Total Stores)
	as of		as of
	February 10, 2024		February 11, 2023
Accounts payable/inventory	119.8%		127.7%

($ in thousands)
Inventory	$5,970,175		$5,731,255
Inventory per store	830		817
Net inventory (net of payables)	(1,179,707)		(1,590,296)
Net inventory/per store	(164)		(227)

	Trailing 5 Quarters
	February 10, 2024		February 11, 2023
Inventory turns	1.4	x	1.5	x